DEFINITIVE PROXY STATEMENT

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.)

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Filed by a Party other than the Registrant [ x ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
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[X ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-12
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(Name of Registrant as Specified In Its Charter):
Ashford Hospitality Trust, Inc.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant):
UNITE HERE

Payment of Filing Fee (Check the appropriate box):
[x] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:
80,969,542 shares of common stock outstanding and entitled to vote (3/11/2014)<FNi>

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

UNITE HERE
275 Seventh Ave.
New York NY 10001

DATED August 18, 2014

SOLICITATION STATEMENT
TO SHAREHOLDERS OF ASHFORD HOSPITALITY TRUST INC.
IN SUPPORT OF REQUEST FOR SPECIAL MEETING OF SHAREHOLDERS
THIS SOLICITATION IS NOT BEING MADE ON BEHALF OF ASHFORD MANAGEMENT

Released to Shareholders:
August 18, 2014

Re: Shareholder Request to Call a Special Meeting of Ashford Hospitality Trust, Inc. for the purpose of voting on the proposed spin-off of Ashford Inc.

To Fellow Ashford Hospitality Trust shareholders:

Ashford Hospitality Trust ("AHT") plans to spin off its advisor as a separate, publicly-traded entity named Ashford Inc. Shareholders of AHT will also become shareholders of Ashford Inc., and AHT will become externally-advised by Ashford Inc. Ashford Inc. intends to put in place a number of anti-takeover measures and barriers to shareholder control that have not been put forward to a vote by shareholders.

The spin-off creates new risk for shareholders of AHT. Currently, AHT is a self-managed REIT which receives a stream of revenues from its subsidiary, Ashford Inc. Ashford Hospitality Prime, a hotel REIT spun off from AHT last year, is externally- advised by Ashford Inc and pays advisory fees to AHT as the parent of Ashford Inc. In the aftermath of the spinoff of Ashford Inc, AHT will itself become externally- managed. Thus, AHT shareholders will both lose this revenue stream and begin paying fees to Ashford Inc.

The external management structure for publicly- traded equity REITs remains controversial.<FN ii> Ashford's own pro forma financial statements suggest that in 2012, it might have been more expensive to manage the Prime portfolio externally.<FN iii> Moreover, the valuations of externally- managed publicly traded equity REITs appears to trail those of self-managed peers consistently <FN iv>.

A closer look at the proposed spin-off reveals a disturbing pattern: a contraction of shareholder rights, and growth of contracts with related parties. First, shareholders of Ashford Inc. will lose a number of rights currently enjoyed under AHT, including annual election of all directors and the ability to remove directors without cause. Ashford Inc. will also be burdened by a mutual exclusivity agreement with Remington Lodging and Hospitality LLC ("Remington"), a company owned by AHT's Chair/CEO. The exclusivity agreement thus secures a steady stream of future business for Ashford insiders, "even if the utilization of Remington for such property management may not be the most advantageous for such future clients" (see section II below). Finally, important aspects of the advisory agreement's fee structure are in our view disadvantageous to AHT shareholders: for example, AHT is required to pay the highest of three alternative base fees for Ashford Inc.'s services (see section III below).

We are therefore soliciting your support to call a special meeting of AHT shareholders for the purpose of voting on resolutions to restore shareholder rights at AHT, encourage the Board to improve shareholder rights at Ashford Inc., and encourage the Board to put the proposed Ashford Inc. spinoff to a vote by shareholders and improve its terms. Additional resolutions to be voted on include measures strengthening the corporate governance of Ashford Inc., permitting the REIT to engage in open bidding for management contracts, and amending the fee structure of the advisory agreement.

Due to sharp restrictions on shareholder rights contemplated for Ashford Inc., including supermajority voting standards and staggered multi-year terms for directors, this special meeting in our view represents AHT shareholders' single best opportunity to strengthen shareholder rights at Ashford Inc. prior to a spinoff.

I. AHT shareholders will lose rights as shareholders of Ashford Inc.

According to its prospectus and registration statement, once spun off, Ashford Inc. will have several anti-takeover measures and other barriers to shareholder control in place:

* Ashford Inc.'s bylaws and certificate of incorporation require a three-tiered classified board of directors. It would take at least two years before Ashford Inc. shareholders could put in place a majority of independent directors who were not hand-picked by management.

* Ashford Inc.'s certificate of incorporation sets restrictions on share ownership, such that no shareholder will be able to hold more than 9.9% of outstanding stock. Exceptions to this will be made at the sole discretion of the board of directors.

* Ashford Inc.'s bylaws prohibit stockholders from calling a special meeting.

* Ashford Inc. will be subject to a Delaware anti-takeover statute (Section 203 of the DGCL), having the potential effect of delaying certain "business combinations."

* Ashford Inc.'s bylaws and declaration of trust stipulate that directors can only be removed during their 3-year terms for cause, and by a vote of 80% of all outstanding shares, requiring a near-consensus of all shareholders to remove a director from the board.

None of these restrictions have been put to a vote by AHT shareholders. All of these measures may have the effect of discouraging offers to acquire Ashford Inc., thereby potentially suppressing shareholder value.

There is evidence that in the REIT sector, good governance has a measurable financial impact. According to a 2013 report by Green Street Advisors, "REITs that had an above-average governance score traded at a premium of 2 percent to asset value . . . [while] REITs with a below-average rating traded at an average 4 percent discount to asset value." <FN v>

II. A Remington mutual exclusivity agreement could hold back growth

In order to create value for shareholders, Ashford Inc. may well need to expand its client base beyond Ashford affiliates to competing hotel owners. Unfortunately, Ashford Inc. intends to sign a ten-year exclusivity agreement with Remington for all current and future hospitality asset management services.

Remington is privately and wholly owned by Ashford Inc.'s chairman/CEO and his father<FN vi>, and manages few hotels for non-Ashford affiliates.<FN vii> Remington shares executives with AHT.<FN viii> Fees and reimbursements paid by Ashford Trust and affiliates to Remington have increased 120% over the last five years <FN ix>. It is unclear whether Ashford Inc. requested bids from other management companies before selecting Remington.

Over the past decade, major hotel REITs have taken steps towards greater independence from related operators, including Host Hotels & Resorts, Sunstone Hotel Investors and Felcor Lodging Trust.<FN x> Earlier this year, the comparably-sized InnVest Real Estate Investment Trust responded to calls by investors and eliminated its exclusivity agreement with its related-party hotel manager, Westmont Hospitality.<FN xi> We have called for Trust and Prime to be released from exclusivity agreements with Remington so that both REITs have maximum flexibility in determining management contracts.<FN xii>

In order to create value for shareholders, Ashford Inc. will need to expand its client base, possibly reaching out beyond Ashford affiliates to competing hotel owners. Potential clients who may compete with Ashford's REITs could balk at using Remington as their property manager. If this happens, it is unclear how Ashford Inc. will grow its business beyond related parties.

Ashford Inc. identified this as a risk factor for investors, writing that " . . . we will be obligated to utilize Remington as a property manager for future platforms that we advise, to the extent we have the discretion to do so, even if the utilization of Remington for such property management may not be the most advantageous for such future clients."

III. Mitigating risk

The issue of whether REITs are best managed by management teams working for the company or outside firms has become a hot one in the real-estate industry. Investors and analysts increasing have been raising concerns about possible conflicts. <FN xiii>

AHT is proposing to adopt a controversial external management structure without shareholder approval. Ashford Prime was spun off from AHT as an externally-managed REIT less than a year ago; the limited data available do not paint Prime as a success. In its first five months, Prime lost over a quarter of its share price; in the first five months of 2014, the stock has underperformed (-11% vs. Hotel REITs +11%).<FN xiv> Ashford's pro-forma financial statements for 2012 suggest that the costs of managing Prime's portfolio externally could have exceeded internal management costs by a factor of 2.<FN xv>

AHT has the opportunity to learn from its earlier experiment with externalization. In addition to allowing shareholders a vote on Ashford Inc's spin-off and AHT's externalization, AHT can take several steps to protect shareholder value:

* Creating a pathway to internalization: AHT should regularly assess and report whether external advisory fees (plus reimbursements) are exceeding internal management costs. AHT should lay out a pathway to return to an internally-managed structure without penalty, should it become financially advisable.

* Realigning risk in the calculation of base fees: Currently, the Advisory Agreement stipulates the Advisor be paid the highest of three possible base fees - one of which is calculated with reference to the average general & administrative costs of AHT's peers rather than the AHT's own enterprise value. By contrast, another large externally-managed REIT, Commonwealth REIT, provided for the lower of two alternative base fees to be paid in its advisory agreement, providing a greater performance incentive (and lowered risk for the REIT).

* Remove change-in-control termination fees. If the advisory agreement is terminated due to a change in control, Ashford Inc. is due a change-in-control termination fee. Thus the current advisory agreement has the properties of a poison pill.

IV. Rights to a Special Meeting

Article 1, Section 3 of AHT's Second Amended and Restated Bylaws (filed with the SEC on February 25, 2014) requires AHT to call a Special Meeting of shareholders if not less than a majority of outstanding shares request such a meeting, and limits the matters to be acted on a special meeting to only those matters declared in the notice for the meeting:

Subject to subsection (b) of this Section 3, a special meeting of stockholders shall also be called by the secretary of the Corporation to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting. <FN xvi>

UNITE HERE has given notice to AHT pursuant to the Bylaws that it is soliciting support for a Special Meeting to consider the following proposals below. We are not requesting your vote on the proposals now. A future proxy vote on each proposal will be solicited from you if AHT calls a Special Meeting as a result of shareholders' request. We will inform you of the meeting record date and solicitation deadlines when they are set by AHT pursuant to Article 1, Section 3 of the Bylaws.

It is important for AHT shareholders to know that AHT curtailed shareholder rights in advance of announcing the spin-off of Ashford Inc. AHT management unilaterally amended the bylaws to purport to remove shareholders' power to amend bylaws and to change the minimum required to call a special meeting from 25% of outstanding shares to 50%. We believe such amendments were unfair as management never sought the approval of shareholders, and therefore are presenting two proposals to reverse those amendments. AHT's Charter was not changed and it indicates shareholders have the power to amend bylaws and does not require management consent. <FN XVII> Therefore, our counsel's opinion is that these bylaw amendments can still be reversed by shareholder vote because a company's charter takes precedence over its bylaws. However, if this opinion is incorrect or the Charter is amended unilaterally by the board (and such amendment upheld by the courts as not in violation of fiduciary duty), these proposals would function as precatory recommendations to the board.

The proposed resolutions presented in UNITE HERE's notice to AHT are:

A. Resolutions pertaining to Ashford Hospitality Trust:

1. Resolved, shareholders of Ashford Hospitality Trust hereby amend the Amended and Restated Bylaws dated February 25, 2014 to restore shareholders' rights to amend the Bylaws, by changing Article VI, Section 8, to read: "Section 8. Amendments. These Bylaws may be altered, amended or repealed, and new bylaws adopted, by the vote of a majority of the entire Board of Directors or by a vote of a majority of the voting power of the common stock of the Corporation. This section can only be amended if approved by a majority of the voting power of the common stock of the Corporation."

If any law bars shareholders from making the above amendment, then this resolution shall be deemed a recommendation to the Board.

2. Resolved, shareholders of Ashford Hospitality Trust hereby amend the Amended and Restated Bylaws dated February 25, 2014 to reinstate the language of the Trust's November 12, 2010 Bylaws regarding Special Meetings, including, among other provisions, reinstating shareholders' right to call a special meeting of shareholders with the support of 25% of all votes entitled to be cast at such a meeting. If any law bars shareholders from making the above amendment, then this resolution shall be deemed a recommendation to the Board.

3. Resolved, shareholders of Ashford Hospitality Trust recommend to the Board that the proposed spinoff of Ashford Inc. be put to a vote by shareholders.

4. Resolved, shareholders of Ashford Hospitality Trust recommend that the Board revise its advisory agreement with Ashford, Inc. to:

a. Remove any and all penalties for terminating the Advisory Agreement and becoming self-managed;
b. Amend the base fee to provide that AHT pay the lowest alternative base fee;
c. Remove change in control termination fees.

5. Resolved, shareholders of Ashford Hospitality Trust recommend the Board take all necessary steps to allow open bidding for all hotel management contracts at its hotels.

B. Resolutions pertaining to Ashford Inc., currently a subsidiary of Ashford Hospitality Trust

1. Resolved, shareholders of Ashford Hospitality Trust, as the future shareholders of Ashford Inc., call on Ashford Inc. to take all necessary steps to allow for the annual election of all directors.

2. Resolved, shareholders of Ashford Hospitality Trust, as the future shareholders of Ashford Inc., call on Ashford Inc. to take all necessary steps to remove the restrictions on individual stock ownership.

3. Resolved, shareholders of Ashford Hospitality Trust, as the future shareholders of Ashford Inc., call on Ashford Inc. to take all necessary steps to reinstate shareholders' right to call a special meeting of with the support of 25% of all votes entitled to be cast at such a meeting.

4. Resolved, shareholders of Ashford Hospitality Trust, as the future shareholders of Ashford Inc., call on Ashford Inc. to take all necessary steps to allow for the removal of directors without cause by the vote of a majority of all votes entitled to be cast.

5. Resolved, shareholders of Ashford Hospitality Trust, as the future shareholders of Ashford Inc., call on Ashford Inc. to take all necessary steps to allow for annual advisory votes on executive compensation regardless of statutory requirements.

6. Resolved, shareholders of Ashford Hospitality Trust, as the future shareholders of Ashford Inc., call on Ashford Inc. to take all necessary steps to opt out of the Delaware anti-takeover statute.

This solicitation for a Special Meeting of AHT shareholders has been undertaken while Ashford Inc remains a subsidiary of AHT. According to AHT's bylaws, a majority of voting shares is sufficient to conduct business at an annual or special meeting of shareholders. Resolutions 1-2, if passed, are intended to be binding Bylaw amendments under the authority of Article X of Ashford Hospitality Trust's Charter, as Amended and Restated July 31, 2003, the latest Charter filed by Ashford Hospitality Trust with the SEC. If any law bars shareholders from making the above amendments, then Resolutions 1-2 shall be deemed recommendations to the Board.

The remaining resolutions , if passed, would be advisory, and would not bind the Board of Directors. If a spin-off is completed before the Special Meeting is held, Ashford Inc will be legally distinct from Ashford Trust. In this case, the six proposed resolutions pertaining to Ashford Inc would be beyond the power of the Board of Directors of Ashford Hospitality Trust to implement in such capacity.

UNITE HERE will present the results of this proxy solicitation to AHT if a majority of outstanding shares join the call for a Special Meeting.

V. Participation in solicitation

This solicitation is conducted by UNITE HERE, which beneficially owns 765 shares of AHT stock and represents workers at four hotels owned by Ashford for collective bargaining purposes. The persons proposed as proxies are UNITE HERE researchers. There is a long-standing labor dispute at the Ashford-owned Sheraton Anchorage Hotel in Alaska. We do not seek your support in labor matters. If you provide us a consent or proxy vote we will carry out your wishes regardless of any developments on labor matters. UNITE HERE will bear all solicitation costs (anticipated at $10,000) and will not seek reimbursement from the Company.

VI. Additional Information

The authority granted by the enclosed request form can be rescinded at any time prior to its counting by AHT by a shareholder sending notice to AHT and/or UNITE HERE. A record date for this consent solicitation has not yet been set. The Board may set a request record date for the consent solicitation once it has received a record date request notice from any stockholder of record. The request record date shall not precede and shall not be more than ten days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors. If the Board does not adopt a resolution fixing the request record date within 10 days of receiving a Record Date Request Notice, the Request Record Date becomes the close of business of the 10th day after the first date on which the Record Date Request Notice is received by the company. To the best of our knowledge, no Record Date Request Notice for a Special Meeting of Shareholders has been sent to the company. We will duly notify shareholders once a Record Date Request Notice has been sent, and a Request Record Date has been set.
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<FN i>AHT DEF 14-A filed March 11, 2014, http://www.sec.gov/Archives/edgar/data/1232582/000104746914003757/a2219499zdef14a.htm.

<FN ii> Robbie Whelan, "REIT answers critics of outside managers," Wall Street Journal, September 3, 2013; See also Barry Critchley, "Externally managed companies still controversial," Financial Post, January 29, 2013: "External management agreements became a controversial subject in the heyday of royalty and income trusts because of their potential to create a non-alignment of interests with unitholders . . . the issue of externally managed companies is still alive years later." See also Alby Gallun, March 13, 2014, "Inland American moves closer to a cash-out," Crains Chicago Business, March 13, 2014: "But Wall Street analysts and institutional investors shun externally managed REITs, which is why most [unlisted REITs] bring their management companies in-house before a listing." See also Brian Louis, "Lucrative fees behind real estate management spur fights," Bloomberg News, May 3, 2013: "Instead, both real estate investment trusts have been run by outside managers who are paid to choose properties to buy and at what prices, and which ones to sell and when. That has raised criticism from some investors, who say a management company may make decisions for its own benefit -- decisions not necessarily right for REIT shareholders."

<FN iii> Ashford Hospitality Prime Inc. and subsidiaries unaudited pro forma combined consolidated statement of operations FYE December 31, 2012, p. F-7 and notes., Ashford Hospitality Prime, Registration Statement dated January 21, 2014, note 3, p. 22.

<FN iv> SNL Real Estate: Post-Commonwealth, the future for externally managed REITs is unclear. March 28, 2014: http://www.rfpmagazine.com/index.php/office-space/1764-snl-real-estate-post-commonwealth-the-future-for-externally-managed-reits-is-unclear; Deloitte, 8th Edition REIT guide, April 2004, p. 6: https://www.deloitte.com/assets/Dcom-Canada/ Local%20Assets/ Documents/ REITGuide2(1).pdf

<FN v> Charles Keenan, "REIT Governance: The capital of transparency." REIT.com, May 19, 2014, accessed 6/24/2014.

<FN vi> Ashford Form 10 Information statement, Filed with the SEC on July 2, 2014, p. 10.

<FN vii> Comparing property lists for Remington Lodging (http://www.remingtonhospitalityservices.com/properties.php), Ashford Hospitality Trust (http://www.ahtreit.com/portfolio/region-portfolio.aspx) and Ashford Hospitality Prime (http://www.ahpreit.com/portfolio.aspx), we identified five (5) properties managed by Remington not owned by AHT or AHP. According to its website, Remington hotels manages 79 properties.

<FN viii> Archie Bennett, Chairman Emeritus of Ashford Hospitality Trust, and Monty Bennett, Chair/CEO of Ashford Hospitality Trust: http://www.remingtonhospitalityservices.com/management-team.php, accessed 7/7/2014.

<FN ix> $20.6 million in fees (of which $4.6 million were reimbursements) reported in Ashford Hospitality Trust DEF 14A, submitted to the SEC on April 14, 2010, p.43; $45.4 million in fees ($5.9 million in reimbursements) reported in Ashford Hospitality Trust DEF 14A, submitted to the SEC on April 14, 2014, p. 55-56.

<FN x> (NYSE:HST): Host Marriott to buy 38 Starwood Hotels, The Associated Press, November 15, 2005; (NYSE:SHO) Sunstone Hotel Investors Provides Business Updates, Bloomberg, January 7, 2010; (NYSE:FCH) FelCor announces agreement with Intercontinental Hotels, the "New FelCor." PR Newswire, January 25, 2006.

<FN xi> InnVest REIT announces settlement with Orange Capital and introduces KingSett Capital as Strategic Capital Partner, Canadian Newswire, March 13, 2014.

<FN xii> http://www.unlock-ashford.org/why-have-major-hotel-owners-moved-away-from-related-party-managers/, accessed July 3, 2014.

<FN xiii> Robbie Whelan, "REIT answers critics of outside managers," Wall Street Journal, September 3, 2013.

<FN xiv> Andrew Didora, B of A Merrill Lynch, Ashford Hospitality Prime: Initial Opinion, June 2 2014.

<FN xv> Ashford Hospitality Prime Inc. and subsidiaries unaudited pro forma combined consolidated statement of operations FYE December 31, 2012, p. F-7 and notes., Ashford Hospitality Prime, Registration Statement dated January 21, 2014, note 3, p. 22.

<FN xvi> http://www.sec.gov/Archives/edgar/data/1232582/000123258214000011/aht-8xksecondarbylawsandco.htm.

<FN xvii> Article X, Ashford Hospitality Trust Charter, Amended and Restated July 31, 2003, the last amendment filed by AHT with the SEC. "ARTICLE X: AMENDMENT OF BYLAWS The Bylaws of the Corporation may be altered, amended or repealed, and new bylaws adopted, by the vote of a majority of the entire Board of Directors or by a vote of a majority of the voting power of the common stock of the Corporation."
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FORM OF WRITTEN REQUEST
OF SHAREHOLDERS OF ASHFORD HOSPITALITY TRUST INC.
SOLICITED BY UNITE HERE
TO CALL A SPECIAL MEETING OF SHAREHOLDERS
THIS SOLICITATION IS NOT BEING MADE ON BEHALF OF ASHFORD MANAGEMENT

Each of the undersigned hereby constitutes and appoints JJ FUESER and ELLIOTT MALLEN, with full power of substitution, the agent of the undersigned (said agent, together with each substitute appointed, if any, collectively, the "Designated Agents") in respect to all shares of common stock of Ashford Hospitality Trust, Inc. (the "Company") owned by each of the undersigned to do any or all of the following, to which each of the undersigned hereby consents:

A. The demand of the call of a special meeting of shareholders of the Company pursuant to the Company's Bylaws for the purpose of voting on the following proposals:

Resolutions pertaining to Ashford Hospitality Trust:

1. Resolved, shareholders of Ashford Hospitality Trust hereby amend the Amended and Restated Bylaws dated February 25, 2014 to restore shareholders' rights to amend the Bylaws, by changing Article VI, Section 8, to read: "Section 8. Amendments. These Bylaws may be altered, amended or repealed, and new bylaws adopted, by the vote of a majority of the entire Board of Directors or by a vote of a majority of the voting power of the common stock of the Corporation. This section can only be amended if approved by a majority of the voting power of the common stock of the Corporation." If any law bars shareholders from making the above amendment, then this resolution shall be deemed a recommendation to the Board.

2. Resolved, shareholders of Ashford Hospitality Trust hereby amend the Amended and Restated Bylaws dated February 25, 2014 to reinstate the language of the Trust's November 12, 2010 Bylaws regarding Special Meetings, including, among other provisions, reinstating shareholders' right to call a special meeting of shareholders with the support of 25% of all votes entitled to be cast at such a meeting. If any law bars shareholders from making the above amendment, then this resolution shall be deemed a recommendation to the Board.

3. Resolved, shareholders of Ashford Hospitality Trust recommend to the Board that the proposed spinoff of Ashford Inc. be put to a vote by shareholders.

4. Resolved, shareholders of Ashford Hospitality Trust recommend that the Board revise its advisory agreement with Ashford Inc. to:

a. Remove any and all penalties for terminating the Advisory Agreement and becoming self-managed;
b. Amend the base fee to provide that AHT pay the lowest alternative base fee;
c. Remove change in control termination fees.

5. Resolved, shareholders of Ashford Hospitality Trust recommend the Board take all necessary steps to allow open bidding for all hotel management contracts at its hotels.

Resolutions pertaining to Ashford Inc., currently a subsidiary of Ashford Hospitality Trust:

1. Resolved, shareholders of Ashford Hospitality Trust, as the future shareholders of Ashford Inc., call on Ashford Inc. to take all necessary steps to allow for the annual election of all directors.

2. Resolved, shareholders of Ashford Hospitality Trust, as the future shareholders of Ashford Inc., call on Ashford Inc. to take all necessary steps to remove the restrictions on individual stock ownership.

3. Resolved, shareholders of Ashford Hospitality Trust, as the future shareholders of Ashford Inc., call on Ashford Inc. to take all necessary steps to reinstate shareholders' right to call a special meeting of with the support of 25% of all votes entitled to be cast at such a meeting.

4. Resolved, shareholders of Ashford Hospitality Trust, as the future shareholders of Ashford Inc., call on Ashford Inc. to take all necessary steps to allow for the removal of directors without cause by the vote of a majority of all votes entitled to be cast.

5. Resolved, shareholders of Ashford Hospitality Trust, as the future shareholders of Ashford Inc., call on Ashford Inc. to take all necessary steps to allow for annual advisory votes on executive compensation regardless of statutory requirements.

6. Resolved, shareholders of Ashford Hospitality Trust, as the future shareholders of Ashford Inc., call on Ashford Inc. to take all necessary steps to opt out of the Delaware anti-takeover statute.

B. The exercise of any and all rights of each of the undersigned incidental to calling the special meeting and causing the purposes of the authority expressly granted herein to the Designated Agents to be carried into effect; provided, however, that nothing contained in this instrument shall be construed to grant the Designated Agents the right, power or authority to vote any shares of Common Stock owned by the undersigned at the special meeting or at any other shareholders meeting.

The undersigned hereby authorizes and designates the Designated Agents to collect and deliver this request to the Company, and to deliver any other information required in connection therewith.

Print Name in Which Stock Held:____________________________________________________

Signature:________________________________________________________________

Signature (if held jointly):______________________________________________

Title (only if shares are held by an entity):_____________________________

Dated:______________________________________________________

Please sign exactly as your shares are registered. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by a duly authorized officer. If a partnership, please sign in partnership name by authorized person. This demand will represent all shares held in all capacities.

PLEASE COMPLETE, SIGN, DATE AND MAIL
IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS PROMPTLY AS POSSIBLE
Or return via fax to: (312) 986-3950
Via email to: emallen@unitehere.org